Exhibit 3.1

CERTIFICATE REGARDING ADOPTION BY THE SHAREHOLDERS OF PARK NATIONAL CORPORATION ON APRIL 24, 2023 OF AN AMENDMENT TO SECTION 6.01 OF PARK NATIONAL CORPORATION’S REGULATIONS
TO GRANT THE BOARD OF DIRECTORS THE POWER TO
MAKE LIMITED FUTURE AMENDMENTS TO PARK NATIONAL
CORPORATION’S REGULATIONS TO THE EXTENT
PERMITTED BY THE OHIO GENERAL CORPORATION LAW

The undersigned hereby certifies that he is the duly elected, qualified and acting Chief Financial Officer, Secretary and Treasurer of Park National Corporation, an Ohio corporation (the “Corporation”); that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of the Corporation was duly called and held on April 24, 2023, at which Annual Meeting a quorum of the shareholders of the Corporation was at all times present in person or by proxy; and that the shareholders of the Corporation duly adopted, by the affirmative vote of the holders of common shares entitling them to exercise more than the required two-thirds of the voting power of the Corporation, the resolution providing for the amendment to Section 6.01 of the Regulations of the Corporation in order to grant the Board of Directors of the Corporation the power to make limited future amendments to the Regulations of the Corporation to the extent permitted by the Ohio General Corporation Law, as set forth on Annex A attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the undersigned Chief Financial Officer, Secretary and Treasurer of Park National Corporation, acting for and on behalf of the Corporation, has hereunto set his hand this 24th of April, 2023.

/s/ Brady T. Burt
Brady T. Burt,
Chief Financial Officer, Secretary and Treasurer

Exhibit 3.1
ANNEX A

AMENDMENT TO SECTION 6.01 OF THE REGULATIONS OF PARK NATIONAL CORPORATION

RESOLVED, that Section 6.01 of the Regulations, as previously amended, of Park National Corporation be amended to read as follows:

Section 6.01. Amendments. The Regulations may be amended, from time to time, or new     regulations may be adopted, by the shareholders of the corporation at a meeting of shareholders held for such purpose, ~~only~~ by the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation on such proposal. The Regulations may also be amended, from time to time, by the directors of the corporation to the extent permitted by the Ohio General Corporation Law.